Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Shareholders, Board of Directors and Audit Committee
South Plains Financial, Inc.
Lubbock, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2019 on our audits of the consolidated financial statements appearing in the Registration Statement of South Plains Financial, Inc. on Form S-1, as amended (Registration No. 333-230851).

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas
May 22, 2019